EXHIBIT 10.6

                             Domain Name Trust, Inc.

                         INDEPENDENT RESELLER AGREEMENT

Domain Name Trust, Inc shall;

          (a) Provide the Independent Reseller with a branded registration template at an .md site address containing the reseller's trade name as a .md subdomain, i.e., www.register.(your name).md.

          (b) Domain Name Trust, Inc. shall register the resellers nam in the .md registry for a cost $299 which cost shall be rebated upon the reseller registering 25 names in the .md registry. The registration fee shall be paid by credit card within seven (7) days of the execution of this agreement.

          (c) Domain Name Trust Inc. shall pay 33% ($100.) of gross revenue ($299) received from customers registering at the reseller's branded site, excluding registrants from the States of California and New York which registrations shall be reimbursed at the rate of 16. % ($50) for initial registrations ($299). All annual renewals shall be reimbursed at the rate of 16% ($50) of gross revenue ($299), provided a link to the branded registration page is maintained on the reseller's home page.

          (d) Domain Name Trust, Inc. shall provide the reseller with monthly statement reflecting the sales made through the reseller's branded registration template for the preceding month on the 28th of the preceding month. Domain Name Trust, Inc.'s monthly report and full payment shall be provided by the 15th of the following month. Wire transfer at the reseller's option and cost may make payment.

          (e) In the event that the reseller fails to maintain a prominently displayed link to the branded registration page, Domain Name Trust, Inc. shall, at its option, be relieved from any and all payment obligations for renewal registrations as set forth in this agreement.


I, Leonard F Vernon (name) hereby agree to become an Independent Reseller for Domain Name Trust, Inc., AS AN INDEPENDENT Reseller, I UNDERSTAND AND AGREE
THAT:

1. I shall become an Independent RESELLER upon acceptance of the application by DOMAIN NAME TRUST, INC.

2. Domain Name Trust Inc., at it's discretion, may amend the marketing plan, its' policies and procedures and terms of the Independent Reseller Agreement.

3. I have carefully reviewed Domain Name Trust, Inc.'s marketing materials and policies and procedure and acknowledge that they are incorporated as part of this Agreement in their present form and are modified from time to time Domain Name Trust, Inc.. Domain Name Trust, Inc. pays Resellers 33% of initial registration fees and 15% of annual renewal fees, except for registrations from the states of California and New York, which are reimbursed at a rate of 16%.

4. Upon acceptance of this application by Domain Name Trust, Inc., I will be an independent Reseller, responsible for my own business and not an employee of Domain Name Trust , Inc.. I will not be treated as an employee with regard to any state or federal laws covering employees, including but not limited to the Federal Insurance Contributions Act, Workmen's Compensation, Income Tax withholding at source, or any federal or state tax laws. It is my responsibility to pay self- employment, state, and federal income taxes as required by law.

5. Either Party shall be entitled to cancel participation in the marketing program at any time for any reason with fifteen days written notice to the other party.

6. I will not use Domain Name Trust, Inc. trade names and /or trademarks except in sales materials provided to me or approved by Domain Name Trust, Inc..

7. Independent Reseller acknowledges that he/she is a wholly independent marketing representative who establishes retail customers for Domain Name Trust, Inc. products and services as an independent contractor. This agreement is not intended and shall not be construed to create a relationship of employer-employee, agency, partnership, or joint venture between any Independent Reseller and/or Domain Name Trust, Inc.. AS AN INDEPENDENT REPRESENTATIVE, the Independent Reseller shall:

               abide by any federal, state county, an local laws, rules and regulations pertaining to this Agreement and/or the acquisition, receipt, holding, selling, distributing, or advertising of company products.

               at the Independent Reseller's own expense, make execute or file all such reports and obtain such licenses as are required by law or public authority with respect to the Agreement and/or the receipt, holding, selling, distributing, or advertising of Domain Name Trust, Inc. products.

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               be solely  responsible  for declaration and payment of all local, state and federal taxes as they accrue because of Independent Reseller's activities in connection with this Agreement.

8. This Agreement will be binding upon receipt at the company address, as set forth below and upon acceptance thereafter by Domain Name Trust, Inc.

9. Independent Reseller understands that commissions are paid only from actual product sales referred by Independent Resellers. No one has made any promise or guarantee the Independent Reseller will derive any specific income or profit as an Independent Reseller. Independent Reseller's success will depend solely upon his/her own efforts.

10. Independent Reseller acknowledges that he/she has read, understands, and agrees to the terms set forth in this Agreement. This Agreement is not in force until accepted by Domain Name Trust, Inc.

11. Domain Name Trust, Inc. will provide pricing as publishe at www.register.md.

12. The construction, validity and performance of this agreement shall be governed by construed in accordance with the laws of the State of Florida and venue of any action arising of or related to this agreement shall be in Dade county, Florida.

12. This Agreement constitutes the entire agreement between Independent Reseller and Domain Name Trust, Inc. and no other additional promises of any kind shall be valid unless in writing by Domain Name Trust, Inc..

Company Name:     Leonard Vernon

Address           2051 Spring Dale

                  Cherry Hill, NJ 08003

Telephone         609-910-8889

Fax               609-781-8816

Email

Signature          /s/ Leonard Vernon

                                                     ACCEPTED:

                                              By: /s/ John D. Harris
                                                  -------------------
                                             John D. Harris, President
                                              Domain Name Trust, Inc.
                                              26235 Hickory Blvd. PHC
                                              Bonita Springs FL 34134
                                                        USA

                                                   1 800 757 1892

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